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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Pfizer Inc.'s Registration Statement on Form S-4 of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001; and of our report dated February 25, 2000, on the consolidated financial statements of the former Monsanto Company and subsidiaries as of December 31, 1999 and for the year then ended, incorporated by reference in the annual report of Pharmacia on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
St. Louis, Missouri
August 13, 2002